Exhibit 8.1
List of TORM plc Subsidiaries
Name of Subsidiary	Jurisdiction of Incorporation or Organization

TORM A/S	Denmark
DK Vessel HoldCo GP ApS	Denmark
DK Vessel HoldCo K/S	Denmark
OCM Singapore Njord Holdings Alice, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Almena, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Hardrada, Pte. Ltd	Singapore
OCM Singapore Njord Holdings St. Michaelis, Pte. Ltd	Singapore
OCM Singapore Njord Holdings St. Gabriel, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Agnete, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Alexandra, Pte. Ltd	Singapore
TORM Crewing Service Ltd.	Bermuda
TORM Shipping India Private Limited	India
TORM Singapore Pte. Ltd.	Singapore
TORM USA LLC	United States
VesselCo 1 K/S	Denmark
VesselCo 3 K/S	Denmark
VesselCo 5 K/S	Denmark
VesselCo 6 K/S	Denmark
VesselCo 6 Pte. Ltd.	Singapore
VesselCo 7 Pte. Ltd.	Singapore
VesselCo 8 Pte. Ltd.	Singapore
VesselCo 9 Pte. Ltd.	Singapore
VesselCo 10 Pte. Ltd.	Singapore
VesselCo 11 Pte. Ltd.	Singapore
VesselCo 12 Pte. Ltd.	Singapore
TORM SHIPPING (PHILS.), INC.	Philippines
VesselCo A ApS	Denmark
VesselCo C ApS	Denmark
VesselCo E ApS	Denmark
VesselCo F ApS	Denmark
OMI Holding Ltd.	Mauritius